UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 30, 2022

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

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(Exact name of registrant as specified in its charter)

California   333-04028-LA 33-0489154

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(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA 92821

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(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (714) 671-5720

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company filer, or an emerging growth company. See the definitions of “accelerated filer,” “large accelerated filer,” “smaller reporting company,” and “emerging growth company.” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐
Smaller reporting company filer ☑	Emerging growth company ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2022, Ministry Partners Investment Company, LLC (the “Company”) entered into a Supplemental Executive Retirement Plan (the “SERP”) with Joseph W. Turner, Jr., the Company’s President and Chief Executive Officer (the “Executive”). The SERP will be administered by the Company’s Board of Directors and has an effective date of March 29, 2022.

The SERP is an unfunded non-qualified plan for the Company’s Chief Executive Officer and President that is intended to provide Executive with a fixed benefit over a ten-year period after

Executive incurs a separation from service with the Company. The SERP has been established as a supplemental retirement and death benefits arrangement that conforms with the provisions of Section 409(A) of the Internal Revenue Code. If Executive retires on his normal retirement date (age 57), he will be entitled to receive $60,000 per year over a ten-year period, payable in equal monthly installments commencing the first day of the month following his separation from service. In the event Executive dies prior to becoming entitled to any other benefit under SERP, the Company has agreed to pay Executive’s beneficiary his accrued benefit in equal monthly installments commencing the first day of the month following Executive’s death and continuing for a period of ten years thereafter. In the event Executive dies after becoming entitled to an accrued benefit under the SERP, the Company will pay the beneficiary the accrued benefit at the same times and amounts as the Company would have paid Executive had the Executive survived. In the event Executive dies while receiving payments, but prior to receiving all payments due and owing under the SERP, the Company has agreed to pay the beneficiary the remaining accrued benefits at the same times and in the same amounts as the Company would have paid the Executive had the Executive survived.

If Executive incurs a separation of service prior to becoming 100% vested or is terminated for cause, Executive will be entitled to receive the vested portion of his accrued benefit, payable in equal monthly installments over a ten-year period, commencing the first day of the month following his separation of service. If a change in control (as defined in the SERP) occurs prior to Executive’s separation from service and prior to his attainment of normal retirement age, the Company has agreed to pay Executive’s accrued benefit, payable in equal monthly installments commencing the first day of the month following his separation of service and continuing for a period of ten years. The SERP also provides for disability benefits in the event Executive suffers a disability prior to attaining normal retirement age. In that event, the Company has agreed to pay the Executive $60,000 a year over a ten-year period, payable in equal monthly installments commencing the first day of the month following his separation from service.

For purposes of the SERP, Executive’s accrued benefit is subject to a maximum sum of $600,000, with payments made annually in equal monthly installments over a ten-year period.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is attached herewith:

Exhibit 10.40 Supplemental Executive Retirement Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 6, 2022	MINISTRY PARTNERS INVESTMENT
COMPANY, LLC
/s/ R. Michael Lee R. Michael Lee Chairman of the Board of Managers